Exhibit 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q2 Revenue Up 9% Over Q2 2006
     SAN JOSE, Calif.—July 25, 2007—Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported second quarter 2007 revenue of $391 million, an increase of 9 percent over the $359 million reported for the same period in 2006. On a GAAP basis, Cadence recognized net income of $60 million, or $0.20 per share on a diluted basis, in the second quarter of 2007, compared to $30 million, or $0.10 per share on a diluted basis, in the same period in 2006.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, integration and acquisition-related costs, gains and expenses related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net income in the second quarter of 2007 was $91 million, or $0.30 per share on a diluted basis, as compared to $73 million, or $0.23 per share on a diluted basis, in the same period in 2006.

     “We continue to demonstrate leadership across technology platforms as evidenced by the strong performances of our functional verification and low power digital solutions for the most complex, leading edge designs,” said Mike Fister, president and CEO of Cadence.
     “In the second quarter, we grew our business with particular strength from our broad base accounts, while again expanding our operating margins,” added Bill Porter, executive vice president and chief financial officer.
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations completed after June 30, 2007.
Business Outlook
     For the third quarter of 2007, the company expects total revenue in the range of $395 million to $405 million. Third quarter GAAP earnings per diluted share are expected to be in the range of $0.20 to $0.22. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.31 to $0.33.
     For the full year 2007, the company expects total revenue in the range of $1.585 billion to $1.635 billion. On a GAAP basis, net income per diluted share for fiscal 2007 is expected to be in the range of $0.85 to $0.93. Using the non-GAAP measure defined below, diluted earnings per share for fiscal 2007 are expected to be in the range of $1.28 to $1.36.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Fister and Porter will host a second quarter 2007 financial results audio webcast today, July 25, 2007, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 25, 2007, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on Aug. 1, 2007. Webcast access is available at www.cadence.com/company/investor  relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2006 revenues of approximately $1.5 billion, and has approximately 5,200 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s second quarter 2007 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or technologies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Dec. 30, 2006 and the company’s Quarterly report on Form 10-Q for the quarter ended Mar. 31, 2007.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, integration and acquisition-related costs, gains and expenses related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits (primarily related to excess facilities), losses on extinguishment of debt and equity in losses (income) from investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, in-process research and development and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. In addition, management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Management also believes that it is useful to exclude restructuring charges and credits. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations included significant charges relating to such restructurings. Management believes that in measuring the company’s operations it is useful to exclude any such restructuring charges and credits because its level of restructuring activities has significantly decreased. Management also believes it is useful to exclude executive severance costs as these costs do not occur frequently. Management also believes it is useful to exclude gains and expenses related to its non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the plan. Finally, management also believes it is useful to exclude the equity in losses (income) from investments, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-

GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:

Net Income Reconciliation	Quarters Ended
	June 30, 2007	July 1, 2006
(in thousands)	(unaudited)
Net income on a GAAP basis	$59,596	$30,388
Amortization of acquired intangibles	10,858	17,487
Stock-based compensation expense	27,027	26,499
Non-qualified deferred compensation expense	994	2,647
Restructuring and other charges (credits)	(1,573)	(281)
Integration and acquisition-related costs	331	500
Equity in losses from investments, gain on non-qualified deferred compensation plan assets – recorded in Other income, net	750	(2,347)
Income tax effect of non-GAAP adjustments	(6,775)	(2,238)

Net income on a non-GAAP basis	$91,208	$72,655

Diluted Net Income per Share Reconciliation	Quarters Ended
	June 30, 2007	July 1, 2006
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.20	$0.10
Amortization of acquired intangibles	0.04	0.06
Stock-based compensation expense	0.09	0.08
Non-qualified deferred compensation expense	—	0.01
Restructuring and other charges (credits)	(0.01)	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on non-qualified deferred compensation plan assets – recorded in Other income, net	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.02)	(0.01)

Diluted net income per share on a non-GAAP basis	$0.30	$0.23

Shares used in calculation of diluted net income per share —GAAP	302,746	317,000
Shares used in calculation of diluted net income per share —non-GAAP (A)	302,746	317,000

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share, except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure is useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning Sept. 14, 2007, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2007 Earnings Release is published, which is currently scheduled for Oct. 24, 2007.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2007 and December 30, 2006
(In thousands)
(Unaudited)

	June 30, 2007	December 30, 2006
Current Assets:
Cash and cash equivalents	$1,128,529	$934,342
Short-term investments	20,245	24,089
Receivables, net of allowances of $3,368 and $3,804, respectively	242,353	238,438
Inventories	38,170	37,179
Prepaid expenses and other	90,369	77,957

Total current assets	1,519,666	1,312,005

Property, plant and equipment, net of accumulated depreciation of $604,156 and $615,768, respectively	331,585	354,575
Goodwill	1,262,227	1,267,579
Acquired intangibles, net	98,242	112,738
Installment contract receivables	199,113	149,584
Other assets	353,141	246,341

Total Assets	$3,763,974	$3,442,822

Current Liabilities:
Current portion of long-term debt	$—	$28,000
Accounts payable and accrued liabilities	216,740	259,790
Current portion of deferred revenue	251,731	260,275

Total current liabilities	468,471	548,065

Long-term Liabilities:
Long-term portion of deferred revenue	84,757	95,018
Convertible notes	730,385	730,385
Other long-term liabilities	427,961	370,063

Total long-term liabilities	1,243,103	1,195,466

Stockholders’ Equity	2,052,400	1,699,291

Total Liabilities and Stockholders’ Equity	$3,763,974	$3,442,822

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Quarters and Six Months Ended June 30, 2007 and July 1, 2006
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenue:
Product	$263,793	$232,143	$501,697	$440,265
Services	32,816	33,105	64,738	65,536
Maintenance	94,352	93,265	189,711	180,926

Total revenue	390,961	358,513	756,146	686,727

Costs and Expenses:
Cost of product	12,827	20,092	28,479	40,572
Cost of services	23,442	23,894	47,057	47,961
Cost of maintenance	15,295	15,860	30,418	31,910
Marketing and sales	98,063	97,089	200,761	191,565
Research and development	122,962	115,537	240,027	231,798
General and administrative	41,808	38,986	82,419	74,027
Amortization of acquired intangibles	4,413	5,026	8,922	13,376
Restructuring and other charges (credits)	(1,573)	(281)	(2,518)	(711)
Write-off of acquired in-process technology	—	—	—	900

Total costs and expenses	317,237	316,203	635,565	631,398

Income from operations	73,724	42,310	120,581	55,329

Interest expense	(3,064)	(3,381)	(6,524)	(6,921)
Other income, net	14,207	14,748	33,737	43,198

Income before provision for income taxes and cumulative effect of change in accounting principle	84,867	53,677	147,794	91,606

Provision for income taxes	25,271	23,289	43,777	39,857

Net income before cumulative effect of change in accounting principle	59,596	30,388	104,017	51,749

Cumulative effect of change in accounting principle, net of tax	—	—	—	418

Net income	$59,596	$30,388	$104,017	$52,167

Net income per share before cumulative effect of change in accounting principle:
Basic	$0.22	$0.11	$0.38	$0.18

Diluted	$0.20	$0.10	$0.35	$0.17

Net income per share after cumulative effect of change in accounting principle:
Basic	$0.22	$0.11	$0.38	$0.19

Diluted	$0.20	$0.10	$0.35	$0.17

Weighted average common shares outstanding — basic	274,425	282,313	272,043	281,960

Weighted average common shares outstanding — diluted	302,746	317,000	297,048	316,048

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2007 and July 1, 2006
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,	July 1,
	2007	2006
Cash and Cash Equivalents at Beginning of Period	$934,342	$861,315

Cash Flows from Operating Activities:
Net income	104,017	52,167
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	(418)
Depreciation and amortization	63,308	79,544
Stock-based compensation	54,709	56,164
Equity in loss from investments, net	1,720	600
Gain on investments, net	(12,093)	(25,138)
Gain on sale and leaseback of land and buildings	(12,071)	—
Write-down of investment securities	550	1,001
Write-off of acquired in-process technology	—	900
Tax benefit of call options	4,292	2,431
Deferred income taxes	1,332	8,293
Proceeds from the sale of receivables, net	76,311	74,016
Recoveries for gains on trade accounts receivable and sales returns	(106)	(1,550)
Other non-cash items	5,045	4,980
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	24,168	38,052
Installment contract receivables	(153,636)	(113,939)
Inventories	(972)	690
Prepaid expenses and other	(7,760)	(11,477)
Other assets	810	(1,099)
Accounts payable and accrued liabilities	(19,493)	(68,035)
Deferred revenue	(16,926)	46,864
Other long-term liabilities	6,940	12,303

Net cash provided by operating activities	120,145	156,349

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	3,059	3,687
Proceeds from sale of short-term investments	197	—
Proceeds from the sale of long-term investments	6,241	20,000
Proceeds from sale of property, plant and equipment	46,500	—
Purchases of property, plant and equipment	(37,996)	(34,942)
Purchases of software licenses	—	(6,409)
Investment in venture capital partnerships and equity investments	(1,948)	(2,000)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(7,394)	(43,710)

Net cash provided by (used for) investing activities	8,659	(63,374)

Cash Flows from Financing Activities:
Principal payments on term loan	(28,000)	(66,000)
Tax benefit from employee stock transactions	17,732	7,173
Proceeds from issuance of common stock	205,219	95,973
Purchases of treasury stock	(131,792)	(160,830)

Net cash provided by (used for) financing activities	63,159	(123,684)

Effect of exchange rate changes on cash and cash equivalents	2,224	(4,743)

Increase (decrease) in cash and cash equivalents	194,187	(35,452)

Cash and Cash Equivalents at End of Period	$1,128,529	$825,863

Cadence Design Systems, Inc.
As of July 25, 2007
Impact of Non-GAAP Adjustments on Forward-Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	September 29, 2007	December 29, 2007
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.20 to $0.22	$0.85 to $0.93
Amortization of acquired intangibles	0.04	0.14
Stock-based compensation expense	0.08	0.35
Non-qualified deferred compensation expense	—	0.01
Restructuring and other charges (credits)	—	(0.01)
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	—	—
Income tax effect of non-GAAP adjustments	(0.01)	(0.06)

Diluted net income per share on a non-GAAP basis	$0.31 to $0.33	$1.28 to $1.36

Cadence Design Systems, Inc.
As of July 25, 2007
Impact of Non-GAAP Adjustments on Forward-Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	September 29, 2007	December 29, 2007
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$61 to $67	$254 to $278
Amortization of acquired intangibles	11	43
Stock-based compensation expense	24	104
Non-qualified deferred compensation expense	—	4
Restructuring and other charges (credits)	—	(3)
Integration and acquisition-related costs	—	1
Equity in losses from investments, gain on non-qualified deferred compensation plan assets	1	1
Income tax effect of non-GAAP adjustments	(3)	(19)

Net income on a non-GAAP basis	$94 to $100	$385 to $409

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2005					2006					2007
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2

North America	46%	49%	53%	42%	48%	51%	48%	54%	60%	54%	48%	52%
Europe	16%	17%	21%	20%	18%	19%	18%	22%	19%	19%	15%	17%
Japan	30%	25%	20%	26%	25%	21%	24%	13%	10%	17%	27%	14%
Asia	8%	9%	6%	12%	9%	9%	10%	11%	11%	10%	10%	17%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2005					2006					2007
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2

Functional Verification	20%	19%	21%	25%	21%	26%	22%	24%	23%	24%	24%	24%
Digital IC Design	27%	23%	26%	29%	28%	20%	26%	19%	26%	24%	26%	29%
Custom IC Design	23%	31%	27%	22%	25%	27%	27%	30%	26%	27%	24%	24%
Design for Manufacturing	9%	9%	9%	8%	9%	8%	8%	8%	6%	7%	7%	7%
System Interconnect	10%	9%	8%	7%	8%	9%	8%	10%	11%	9%	10%	8%
Services & Other	11%	9%	9%	9%	9%	10%	9%	9%	8%	9%	9%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance